SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2000



                     McMoRan Exploration Co.


      Delaware            001-07791           72-1424200
  (State or other        (Commission        (IRS Employer
  jurisdiction of        File Number)       Identification
  incorporation or                              Number)
    organization)

                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000



Item 5.   Other Events.
     ------------------

McMoRan Exploration Co. files the following information associated with operations at the Brazos Block A-19 field.

     Brazos Block A-19.  In April 1998, the Brazos Block A-19 JC
     #1 exploratory well encountered hydrocarbons in a separate reservoir compartment within the larger Picaroon Field area, at a depth of 17,500 feet. Development of the Brazos Block A-19 JC#1 well was completed in the third quarter of 1999. Production commenced in October 1999; however, during a shutdown in November 1999 the operator detected a pressure buildup in the production casing. After flowing the well on an emergency basis, production was halted. Subsequently the operator discovered the existence of significant damage to the production tubing. Efforts to reestablish production proved unsuccessful. The operator has temporarily abandoned the well with a permanent abandonment planned at a future date. A complete analysis of the failure continues. Prior to the shut-in the well was producing approximately 84 MMcf per day. The joint venture partners intend to drill another well, and we currently estimate that the replacement well will commence production by mid-2001. We will pursue our rights for recovery of this loss from insurers and others.
     Our reserve estimates for the field have not been affected.
     The field is located 35 miles offshore Texas and covers
     5,760 gross acres. We, along with our partners, have acquired adjacent leases located at Brazos Blocks A-9 and A-26.



                            SIGNATURE
                       ------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              McMoRan Exploration Co.


                              By:   /s/ C. Donald Whitmire
                                   ------------------------------
                                       C. Donald Whitmire
                                   Vice President & Controller -
                                        Financial Reporting
                                    (authorized signatory and
                                    Principal Accounting Officer)

Date:  March 10, 2000